EXHIBIT 31.2

CERTIFICATIONS

I, Donald F. Fultz, certify that:

1.	I have reviewed this annual report on Form 10-K of Argon ST, Inc.;

2.	Based on my knowledge, this annual report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this annual report;

3.	Based on my knowledge, the financial statements, and other financial information included in this annual report, fairly present in all material respects the financial condition, results of operations, and cash flows of the registrant as of, and for, the periods presented in this annual report;

4.	The registrant’s other certifying officer and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) for the registrant and have:

a.	Designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared;

b.	Evaluated the effectiveness of the registrant’s disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based on such evaluation; and

c.	Disclosed in this report any change in the registrant’s internal control over financial reporting that occurred during the registrant’s fourth fiscal quarter that has materially affected, or is reasonably likely to materially affect, the registrant’s internal control over financial reporting; and

5.	The registrant’s other certifying officer and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to the registrant’s auditors and the audit committee of the registrant’s board of directors (or persons performing the equivalent functions):

a.	All significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonable likely to adversely affect the registrant’s ability to record, process, summarize and report financial information; and

b.	Any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant’s internal control over financial reporting.

Date: December 14, 2004

/s/ Donald F. Fultz

Donald F. Fultz
Chief Financial Officer

EXHIBIT 31.2

CERTIFICATION OF PERIODIC
FINANCIAL REPORT
OF
ARGON ST, INC.

     We, the undersigned, being the chief executive officer and chief financial officer, respectively, of Argon ST, Inc., a Delaware corporation (the “Company”), do hereby certify, to the best of our information, knowledge and belief, that (1) the Report on Form 10-K for the year ended September 30, 2004 (the “Report”) fully complies with the requirements of section 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78o(d)) and (2) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Terry L. Collins

Terry L. Collins Chief Executive Officer

/s/ Donald F. Fultz

Donald F. Fultz Chief Financial Officer

Dated: December 14, 2004

     A signed original of this written statement required by Section 906 of the Sarbanes-Oxley Act has been provided to Argon ST, Inc. and will be retained by Argon ST, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.